UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 19, 2019 (April 15, 2019)
_________________________

SERITAGE GROWTH PROPERTIES
(Exact Name of Registrant as Specified in Its Charter)

Maryland	001-37420	38-3976287
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)
500 Fifth Avenue, Suite 1530 New York, New York	10110
(Address of principal executive offices)	(Zip code)

Registrant’s telephone number, including area code: (212) 355-7800

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On April 15, 2019, the Board of Trustees (the “Board”) of Seritage Growth Properties (the “Company”) elected Allison Thrush as a trustee of the Company and as a member of Class III of the Board. Ms. Thrush was also appointed to the Audit Committee of the Board.

Ms. Thrush will replace Mr. Thomas Steinberg on the Audit Committee effective May 6, 2019.  Mr. Steinberg will continue in his roles as a trustee of the Company, Chairman of the Investment Committee and a member of the Nominating and Corporate Governance Committee.

Ms. Thrush, 55, previously served as a managing director of Fortress Investment Group LLC, where she was responsible for capital formation and investor relations for the firm’s private equity business.  Her responsibilities included fund structuring, fundraising, and negotiation of the firm’s private equity investment partnerships, investor relations and client services, oversight of various advisory boards, and special projects relating to matters such as restructurings, recapitalizations and IPOs.  Prior to joining Fortress in 2001, Ms. Thrush directed a portfolio of opportunistic real estate and private equity investments for the New York State Common Retirement Fund. Prior to that, she worked for the New York State Urban Development Corporation and Coopers and Lybrand, now PricewaterhouseCoopers.  Ms. Thrush received a B.S. in Economics from the University of California, Berkeley, and a Masters in Public Policy from Harvard University’s Kennedy School of Government.

Ms. Thrush was not elected as a trustee of the Company pursuant to any arrangement or understanding with any other person. Ms. Thrush has no family relationships with any director or executive officer of the Company and there are no transactions in which Ms. Thrush has an interest requiring disclosure under Item 404(a) of Regulation S-K. The Board has determined that Ms. Thrush qualifies as “independent” and “financially literate” under the rules of the New York Stock Exchange, including as required to serve as a member of the Audit Committee of the Board.

Ms. Thrush will be compensated for serving as a trustee of the Company in the same way as the other non-employee trustees of the Company are compensated, as described in the Company’s proxy statement relating to the 2019 annual meeting of the Company’s shareholders filed with the Securities and Exchange Commission on March 15, 2019.

A copy of the press release announcing Ms. Thrush’s election as a trustee of the Company is furnished as Exhibit 99.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
99.1	Press Release dated April 19, 2019

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

SERITAGE GROWTH PROPERTIES

By:	/s/ Matthew Fernand
	Name:	Matthew Fernand
	Title:	Executive Vice President, General Counsel & Secretary

Date:April 19, 2019

Exhibit Index

Exhibit No.	Description
99.1	Press Release dated April 19, 2019